As filed with the Securities and Exchange Commission on May 5, 2011

Registration No. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Provident Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

42-1547151

(I.R.S. Employer Identification Number)

239 Washington Street, Jersey City, New Jersey 07302 (732) 590-9200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John F. Kuntz, General Counsel, Provident Financial Services, Inc. 239 Washington Street, Jersey City, NJ 07302

(732) 590-9200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for same offering. ☐

If this Form is registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is post-effective amendment to a registration statement filed pursuant to General Instruction I.D. Filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value , $0.01 per share	1,000,000	$14.40	$14,400,000	$1,672

(1)	This registration statement covers shares of common stock, par value $0.01 per share, of Provident Financial Services, Inc. that may be issued under the 2011 Dividend Reinvestment and Stock Purchase Plan. Pursuant to Rule 416 under the Securities Act of 1933, as amended, there shall also be deemed registered hereby such additional number of shares of common stock of Provident Financial Services, Inc. as may be issuable under the terms of the Plan to prevent dilution pursuant to future stock dividends, stock splits or similar transactions.
(2)	Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee, based on the average of the high and low sales price per share of common stock on May 2, 2011, as reported on the New York Stock Exchange.

PROSPECTUS

PROVIDENT FINANCIAL SERVICES, INC.

2011 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1,000,000 shares of Common Stock

We are offering shares of our common stock through our 2011 Dividend Reinvestment and Stock Purchase Plan (the “Plan”). The Plan provides you with a convenient way to purchase shares of our common stock.

Some significant features of the plan are:

•	You may participate in the Plan if you directly own 25 or more shares of our common stock.

•	You may purchase additional shares of our common stock by having some or all of your cash dividends reinvested in purchasing additional shares of our common stock.

•	You may also make additional optional cash purchases in our common stock of $250 to $30,000 per calendar quarter.

•	Participation in the Plan is voluntary and you may withdraw from the Plan at any time.

This prospectus relates to the offer and sale of our common stock under the Plan. You should retain this prospectus for future reference.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “PFS.” On May 2, 2011, the last reported sale price of our common stock was $14.21. Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302, and our telephone number is (732) 590-9200.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 1 OF THIS PROSPECTUS BEFORE MAKING YOUR INVESTMENT DECISION.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, NOR ANY BANK REGULATORY AGENCY, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities are not savings or deposit accounts and are not insured by the federal deposit insurance corporation or any other governmental agency.

The date of this Prospectus is May 5, 2011

We have not authorized anyone to provide you with information that is different from what is contained in this prospectus. The Plan is not available to any person to whom we may not legally offer it. The date of this prospectus is May 5, 2011. You should not assume that the information in this prospectus is still accurate as of any later date.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of the registration statement that we filed with the Securities and Exchange Commission, or SEC, relating to the offer and sale of shares of our common stock to participants in our Dividend Reinvestment and Stock Purchase Plan. This prospectus provides you with the terms of the Plan. The registration statement, including the exhibits, contains additional relevant information about us and our common stock. The rules and regulations of the SEC allow us to omit certain information included in the Registration Statement from this prospectus. The registration statement can be read on the Securities and Exchange Commission Web site or at the Securities and Exchange Commissions office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of these documents.

As used in this prospectus, unless the context otherwise requires, the terms “we,” “us,” “our”, “the Company” and “Provident Financial Services” mean, collectively, Provident Financial Services, Inc. and its subsidiaries.

PROVIDENT FINANCIAL SERVICES, INC.

Provident Financial Services, Inc., a Delaware corporation, is the bank holding company for The Provident Bank. Established in 1839, The Provident Bank is a New Jersey savings bank that operates 81 full-service banking offices in Hudson, Bergen, Essex, Mercer, Middlesex, Monmouth, Morris, Ocean, Passaic, Somerset and Union Counties, New Jersey. The Federal Deposit Insurance Corporation insures its deposits. We emphasize personal service and customer convenience in serving the financial needs of the individuals, families and businesses residing in our markets. We attract deposits from the general public and businesses primarily in the areas surrounding our banking offices and use these funds, together with funds generated from operations and borrowings, to originate commercial real estate loans, residential mortgage loans, commercial business loans and consumer loans. We also invest in mortgage backed securities. At December 31, 2010, we had total assets of $6.82 billion, net loans of $4.34 billion, total deposits of $4.88 billion, and stockholders’ equity of $921.7 million. Our principal executive offices are located at 239 Washington Street, Jersey City, New Jersey 07302, and our telephone number is (732) 590-9200.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider these risks and uncertainties, which are described in our Annual Reports on Form 10-K and in our Quarterly Reports on Form 10-Q that we file with the SEC and which are deemed incorporated by reference into this prospectus. If any of these risks and uncertainties actually occurs, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information that we file with the SEC at its Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. Our public filings are also available on the Internet site maintained by the SEC (www.sec.gov). Our SEC filings are also available on our website at http://www.providentnj.com under the Investor Relations tab. The information on our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information contained directly in this document.

The following documents, which we filed with the SEC (File No. 001-31566), are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Current Reports on Form 8-K filed on January 28, February 2, April 28 and May 2, 2011 (other than those portions furnished under Item 2.02 or 7.01 of Form 8-K); and

•	The description of the Company’s Common Stock included in its registration statement on Form S-1 filed with the SEC on November 12, 2002.

We also incorporate by reference additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this prospectus and before the termination of the Plan; provided, however, that we are not incorporating any information deemed furnished and not filed in any Current Report on Form 8K. Any statement in this prospectus or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that the statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the following address:

Provident Financial Services, Inc.

Investor Relations

239 Washington Street

Jersey City, New Jersey 07302

(732) 590-9300

CAUTIONARY NOTE ABOUT FORWARD-LOOKING STATEMENTS

In this prospectus and in the documents incorporated into it by reference we make forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. We intend our forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. These forward-looking statements include: statements of goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which may change over time. Forward-looking statements speak only as of the date they are made. We do not assume any duty and do not undertake to update our forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements and future results could differ materially from historical performance.

DESCRIPTION OF THE PLAN

This Dividend Reinvestment and Stock Purchase Plan (Plan) was adopted in February 2011. The Plan will be in effect until amended, altered, or terminated. We have reserved 1,000,000 shares of our common stock for issuance and sale under the Plan pursuant to this prospectus. The Plan is set forth below as a series of questions and answers explaining its significant aspects.

PURPOSE AND ADVANTAGES

1.	What is the purpose of the Plan?

The purpose of the Plan is to provide participants with a simple and convenient method of reinvesting cash dividends paid on shares of our common stock and buying additional shares of our common stock without paying brokerage commissions. Also, the Plan provides us with a source of funds when the shares bought by Registrar and Transfer Company for participants are bought directly from us.

2.	What are the advantages of the Plan?

The Plan provides participants with the opportunity to reinvest cash dividends paid on all or a portion of their shares of our common stock in additional shares of our common stock (see Question 14). In addition, the Plan provides the following advantages:

•

The Plan provides eligible participants with the opportunity to make quarterly investments of optional cash amounts or automatic bank withdrawals, subject to minimum and maximum amounts, for the purchase of additional shares of our common stock (see Questions 9-11).

•	Shares of common stock issued under the Plan may be purchased at a discount to the market price as determined under the Plan (which is based on a weighted average of trading prices).

•	No brokerage commissions are paid by participants in connection with any purchase of shares made under the Plan.

•

All cash dividends paid on participants’ shares can be fully invested in additional shares of our common stock because the Plan permits fractional shares to be credited to Plan accounts. Dividends on such fractional shares, as well as on whole shares, also will be reinvested in additional shares, which will be credited to Plan accounts.

•	Periodic statements reflecting all current activity, including share purchases and latest Plan account balance, simplify participants’ record keeping.

•	The Plan Administrator provides for the safekeeping of stock certificates for shares credited to each Plan account.

PLAN ADMINISTRATION

3.	Who administers the Plan for Participants?

Registrar and Transfer Company, Cranford, New Jersey, our stock transfer agent (hereinafter referred to as the “Plan Administrator”), administers the Plan for participants by maintaining records, sending account statements to participants and performing other duties relating to the Plan. Shares of common stock purchased under the Plan are registered in the name of the Plan Administrator’s nominee and are credited to the accounts of the participants in the Plan. The Plan Administrator acts in the capacity as agent for participants in the Plan. We may replace the Plan Administrator at any time within our sole discretion.

The Plan Administrator can be contacted at 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

PARTICIPATION

4.	Who is eligible to participate?

All holders of record of at least 25 shares of common stock of Provident Financial Services are eligible to participate in the Plan. Beneficial owners of shares of common stock whose shares are registered in names other than their own name may participate by requesting their broker or nominee to transfer their shares into their own name or requesting that the broker or nominee enroll in the Plan on their behalf. The right to participate in the Plan is not transferable to another person apart from a transfer of a Participant’s shares of common stock of Provident Financial Services. Stockholders who reside in jurisdictions in which it is unlawful for a stockholder to participate in the Plan are not eligible to participate in the Plan. Beneficial owners whose shares are registered in names other than their own (for example, in the name of a broker, bank or other nominee) and who wish to participate in the optional cash purchase feature of the Plan must become owners of record of at least 25 shares.

5.	How does an eligible stockholder participate?

To participate in the Plan, a stockholder of record must complete an Authorization Form and return it to the Plan Administrator. Copies of the Authorization Form may be obtained at any time by written request to Registrar and Transfer Company, 10 Commerce Drive, P.O. Box 664, Cranford, New Jersey 07016, Attn: Dividend Reinvestment Department, online at www.rtco.com, or by calling (800) 368-5948.

6.	When may an eligible stockholder join the Plan?

An eligible stockholder of record may enroll in the Plan at any time. If the Authorization Form is received by the Plan Administrator no fewer than five (5) business days before the record date for a dividend payment, and the participant elects to reinvest the dividends in shares of Provident Financial Services common stock, such reinvestment of dividends will begin with that dividend payment. Please note that the Plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

7.	What does the Authorization Form provide?

The Authorization Form allows for Full Dividend Reinvestment which directs us to pay the Plan Administrator for reinvestment in accordance with the Plan all cash dividends on all shares of our common stock then or subsequently owned by participants and also permits eligible participants to make optional cash payments for the purchase of additional shares of our common stock in accordance with the Plan.

The Authorization Form permits a stockholder who is reinvesting dividends and wishes to make optional cash purchases to do so by automatic withdrawals from a personal bank account. The Authorization Form also appoints the Plan Administrator as agent for each participant and directs the Plan Administrator to apply cash dividends and any optional cash payments an eligible participant might make to the purchase of shares of our common stock in accordance with the terms of the Plan.

8.	May a stockholder have dividends reinvested under the Plan with respect to less than all of the shares of common stock registered in the stockholder’s name?

Yes. Participants may have dividends reinvested with respect to all or a portion (at least 25 shares) of the shares of our common stock registered in that shareholder’s name.

OPTIONAL CASH PAYMENTS

9.	How do optional cash payments work?

In order to be eligible to participate in the optional cash purchase feature of the Plan, a stockholder must be an owner of record of at least 25 shares. If an eligible stockholder participant chooses to participate by optional cash payments, the Plan Administrator will apply any optional cash payment received by the Plan Administrator from the participant to the purchase of shares of our common stock for the participant’s account. Dividends payable on shares of our common stock purchased with optional cash payments will be automatically reinvested in shares of our common stock.

The Plan is designed to preclude any person, organization, or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional cash payment limit.

10.	How are optional cash payments made?

An initial cash payment may be made by eligible participants when enrolling by enclosing a check for not less than $250 nor more than $30,000 with the Authorization Form. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency payable to Registrar and Transfer Company. Thereafter, optional cash payments may be made each quarter by either: (1) sending to the Plan Administrator the participant’s check for not less than $250 nor more than $30,000, together with the account identification stub furnished by the Plan Administrator; or (2) automatic withdrawals from a bank account in an amount not less than $250 or more than $30,000.

The election to make optional cash payments is available to each eligible participant at any time. Optional cash payments by eligible participants must be at least $250 per calendar quarter and can not exceed a total of $30,000 in any quarter. The same amount of money need not be sent each quarter and there is no obligation to make optional cash payments at any time.

11.	When will optional cash payments received by the Plan Administrator be invested?

Optional cash payments will be invested on the Investment Date as defined in Question 12 below. Since no interest will be paid by us or the Plan Administrator on optional cash payments, participants are urged to make optional cash payments shortly before the Investment Date. Optional cash payments of at least $250 and not more than $30,000 must be received at least five (5) business days and not more than thirty (30) calendar days before the Investment Date. It is currently anticipated that automatic withdrawals to make optional cash payments will be made in the months of February, May, August and November.

Eligible participants may request in writing that the Plan Administrator return all or a portion of their uninvested optional cash payments at any time up to two (2) business days before the Investment Date. Optional cash payments do not constitute deposits or savings accounts and are not insured by the FDIC or any government agency.

PURCHASES

12.	How will purchases me made?

Shares of common stock of Provident Financial Services needed to fund the Plan may be:

(i)	acquired by the Plan Administrator on the open market;

(ii)	issued directly by Provident Financial Services from authorized but unissued shares;

(iii)	issued directly by Provident Financial Services from treasury shares; or

(iv)	through a combination of (i) through (iii), above at Provident Financial Services’ discretion.

Open market purchases under the Plan will be made during each calendar quarter on each “Investment Date,” which will be the first business day following a dividend payment date or as soon as practicable thereafter. Purchases of shares of common stock will be made at the direction of the Plan Administrator or its selected broker/dealer. Such purchases will be made in accordance with applicable state and federal securities laws and regulations. No interest or earnings will be paid by the Plan Administrator on dividend payments pending their investment in shares of Provident Financial Services common stock.

To the extent we fund the Plan with shares of our common stock issued directly by us from authorized but unissued shares or treasury shares, the dividends payable to participants will be retained by us as a consideration for such shares.

In the event applicable law or the closing of securities markets requires temporary curtailment or suspension of open market purchases of the shares of Provident Financial Services common stock, the Plan Administrator is not accountable for its inability to make purchases at such time. If shares of Provident Financial Services common stock are not available for purchase for a period of longer than 30 days from the prior dividend payment date, the Plan Administrator will promptly mail to each participant a check in the amount of any unapplied funds in the participant’s account.

13.	How many shares of common stock will be purchased for participants?

The number of shares that will be purchased for each participant on any dividend payment date will depend on the amount of the participant’s cash dividend (and any optional cash payment) and the purchase price of shares of Provident Financial Services common stock. Each participant’s account will be credited with that number of shares (including fractional shares computed to four (4) decimal places) equal to the total amount to be invested, divided by the applicable purchase price (also computed to four (4) decimal places).

14.	What will be the price of shares of common stock purchased under the Plan?

In making purchases of shares of Provident Financial Services common stock for a participant’s account associated with each Investment Date, the Plan Administrator will commingle the participant’s funds with those of other participants under the Plan. With respect to shares purchased on the open market, the prices of shares of Provident Financial Services common stock purchased for participants under the Plan for each Investment Date will be equal to the average price of all shares of the common stock purchased on the Investment Date by the Plan Administrator on behalf of the Plan. With respect to shares purchased directly from Provident Financial Services, the price of such shares will be equal to the volume weighted average price, computed up to four decimal places, if necessary, of our common stock as reported on The New York Stock Exchange (the “NYSE”) for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time on the applicable Investment Date. With respect to shares issued directly by Provident Financial Services, we may issue the shares at a discount to the price as so determined. Initially, we intend to issue the shares under the Plan at a 3% discount to this market price. We reserve the right to change or eliminate the discount. The Plan Administrator shall have no responsibility with respect to the market value of the shares of Provident Financial Services common stock acquired under the Plan for Participant Accounts. Provident Financial Services, Inc. will bear all costs of administering the Plan, except as described under Question 16 below.

15.	How are dividends on shares purchased through the Plan applied?

The purpose of the Plan is to provide the participant with a convenient method of purchasing shares of common stock and to have the dividends on those shares reinvested.

Accordingly, dividends paid on shares held in the Plan will be automatically reinvested in additional shares of common stock unless and until the participant elects in writing to terminate participation in the Plan.

COSTS TO PARTICIPANTS

16.	Are there any expenses to participants in connection with purchases under the Plan?

No. Participants will make purchases of shares of common stock under the Plan without the payment of brokerage commissions, and we will pay all fees in connection with purchases of shares of Provident Financial Services common stock under the Plan, except for costs associated with the actual purchase price of shares of common stock purchased on the Investment Date. There are no service charges to participants in connection with purchases of shares of common stock under the Plan. All costs of administration of the Plan are paid by us.

However, there will be a $10 fee if a participant requests to withdraw from the Plan. A certificate will be issued for all whole shares and a check will be issued for the cash payment to be made for any fraction of a share. In addition, if a participant requests the Plan Administrator to sell his or her shares in the event of his or her withdrawal from the Plan, the participant will pay the applicable brokerage commission associated with the sale of such shares, any required transfer tax, and applicable service charges. There is also a $15 fee to sell shares under the Plan (see Question 20 below).

REPORTS TO PARTICIPANTS

17.	How will participants be advised of their purchases of shares of common stock?

As soon practicable after each purchase, each participant will receive an account statement from the Plan Administrator. These statements are the participant’s continuing record of the purchase price of the shares of Provident Financial Services common stock acquired and the number of shares acquired, and should be retained for tax purposes. Participants also will receive, from time to time, communications sent to all record holders of shares of Provident Financial Services common stock.

DIVIDENDS

18.	Will participants be credited with dividends on shares held in their account under the Plan?

Yes. The participant’s account will be credited with dividends paid on whole shares and fractional shares credited to the participant’s account. The Plan Administrator will automatically reinvest the cash dividends received for the purchase of additional shares of Provident Financial Services common stock.

STOCK CERTIFICATES

19.	Will stock certificates be issued for shares of common stock purchased?

The Plan Administrator will hold all shares of common stock purchased under the Plan in the name of its nominee. Normally, certificates for shares of Provident Financial Services common stock purchased under the

Plan will not be issued to participants. The number of shares credited to an account under the Plan will be shown on the participant’s account statement.

The participant may receive certificates for whole shares accumulated in his or her account under the Plan by sending a written request to the Plan Administrator. Participants may request periodic issuance of certificates for all full shares in the account. When certificates are issued to the participant, future dividends on such shares will be reinvested in additional shares of common stock. Any undistributed shares will continue to be reflected in the participant’s account. No certificates representing fractional shares will be issued.

The participant’s rights under the Plan and shares credited to the account of the participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his or her name.

Accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they entered the Plan. Additional certificates for whole shares will be similarly registered when issued.

SALE OF SHARES FROM THE PLAN

20.	How does a participant sell shares from the Plan?

A participant may request that any and all of the shares credited to his or her account be sold by the Plan Administrator. If such a sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten days after the receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfers Agents’ Medallion Program.

Because the Plan Administrator will sell the shares on behalf of the Plan, neither Provident Financial Services nor any participant in the Plan has the authority or power to control the timing or pricing of shares sold or the selection of the broker making the sales. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of Provident Financial Services common stock. Accordingly, if you send in a request to sell shares, it is possible that the market price of Provident Financial Services common stock could go down or up before the broker sells your shares.

WITHDRAWALS FROM THE PLAN

21.	How does a participant withdraw from the Plan?

A participant may withdraw from the Plan at any time by sending a written withdrawal notice to the Plan Administrator and including payment of the $10.00 termination fee. Notice received after a particular dividend record date will be effective following the payment date of such dividend (see Question 5 for full name and address of Plan Administrator). When a participant withdraws from the Plan, certificates for whole shares credited to the participant’s account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 19).

Upon withdrawal from the Plan, the participant also may request that all of the shares credited to his or her account be sold by the Plan Administrator. If such a sale is requested, the sale will be made for the account of the participant by the Plan Administrator’s broker within ten business days after receipt of the request at the prevailing market price at the time of such sale. Within ten business days after the sale, the participant will receive from the Plan Administrator a check for the proceeds of the sale less the $15 liquidation fee, any applicable brokerage commission and any transfer tax. The signature on any request for sales of $10,000 or higher must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program.

22.	What happens to a fraction of a share when a participant withdraws from the Plan?

When a participant withdraws from the Plan, a cash adjustment representing the value of any fraction of a share then credited to the participant’s account will be mailed directly to the participant. The cash adjustment will be based on the closing price of the shares of common stock on the date on which the termination is processed by the Plan Administrator. In no case will certificates representing a fractional share interest be issued.

ADDITIONAL SERVICES

23.	Safekeeping of Shares.

As an additional service to Plan participants, you may deposit certificates for shares of Provident Financial Services common stock held by you with the Plan administrator for safekeeping. If you wish to use this service, you should send your stock certificates to the Plan Administrator at the address set forth in Question 5. A service fee of $5 is charged by the Plan Administrator for each deposit of one or more certificates.

A personal check for $5, drawn from a U.S. bank in U.S. currency, made payable to Registrar and Transfer Company must accompany the request. Delivery of certificates is at your risk and, for delivery by mail, insured registered mail with return receipt requested is recommended. The receipt of any shares delivered for safekeeping will be shown on your account statement. Participating stockholders may withdraw their shares from the Plan Administrator’s custody at any time by requesting in writing that a certificate be issued for some or all of the full shares held by it.

OTHER INFORMATION

24.	What happens when a participant’s record ownership of shares of common stock is less than 25 shares as a dividend of record date?

If a participant disposes of shares of common stock registered in is or her name (including shares credited to his or her account under the Plan) so that the total number of shares held under the Plan in the name of the participant is less than 25 shares, the Plan Administrator will discontinue the reinvestment of cash dividends on the shares credited to the participant’s account under the Plan, or otherwise, until such participant’s record ownership of shares increases to at least 25 shares in the aggregate. All applicable dividends will be paid in the form of cash until such participant’s stock ownership under the Plan increases to at least 25 shares. If following a disposition of stock, a participant’s aggregate record ownership of the shares of common stock contains less than 25 shares of common stock, then at our election, a certificate will be issued for the full shares in the account, a cash payment will be made for any fractional shares, any uninvested cash balance in the account will be paid to the participant, and the account will be terminated.

25.	What happens if Provident Financial Services issues a stock dividend, declares a stock split or makes a rights offering?

Any shares representing stock dividends or stock splits distributed by Provident Financial Services on shares credited to the account of a participant under the Plan will be added to the participant’s account. Shares representing stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan. In the event Provident Financial Services makes a rights offering of any of its securities to holders of common stock, participants in the Plan will be notified by Provident Financial Services in advance of the commencement of the offering. Participants should instruct the Plan Administrator to transfer whole plan shares into their own names prior to the record date for such offering if they wish to exercise such rights. If no such instructions are received by the Plan Administrator prior to such record date, then such rights shall terminate with respect to both the participant and the Plan Administrator.

26.	How will participant’s shares held under the Plan be voted at meetings of stockholders?

Shares credited to the account of a participant under the Plan (other than fractional shares) will be automatically added to the shares covered by the proxy sent to the stockholder with respect to his or her other shares in Provident Financial Services and may be voted by such holder pursuant to such proxy. The Plan Administrator will forward any proxy solicitation materials relating to the shares of common stock held by the Plan to the participating stockholder.

Where no instructions are received from a participant with respect to a participant’s shares held under the Plan, or otherwise, such shares shall not be voted unless the participant votes such shares in person.

27.	What are the income tax consequences of participation in the Plan?

In general, a participant in the Plan has the same Federal and state income tax obligations with respect to dividends credited to his or her account under the Plan as other holders of shares of common stock who elect to receive cash dividends directly. A participant is treated for income tax purposes as having received, on the dividend date, a dividend in the amount equal to the fair market value of the shares of common stock credited to his or her account under the Plan, even though that amount was not actually received by the participant in cash, but, instead, was applied to the purchase of additional shares for his or her account. In addition, any brokerage commissions and service charges paid by Provident Financial Services on behalf of the participant are deemed to constitute dividend income by the Internal Revenue Service. Such amounts, if any, will be included on any annual information return filed with the Internal Revenue Service, a copy of which will be sent to the participant.

The cost basis of each share of common stock credited to a participant’s account pursuant to the dividend reinvestment aspect of the Plan is the fair market value of the shares of Provident Financial Services common stock on the Investment Date, and the holding period for such shares begins on the day following the Investment Date. The receipt by a participant of certificates representing whole shares previously credited to his or her account under the Plan upon withdrawal from the Plan or pursuant to the request of the participant will not result in the recognition of taxable income. A participant will recognize a gain or a loss when shares are sold on behalf on the participant upon withdrawal from the Plan or when the participant sells shares after the participant’s withdrawal from the Plan.

All participants are advised to consult with their own tax advisors to determine the particular tax consequences that may result from their participation in the Plan and the subsequent sale by them of shares purchased pursuant to the Plan.

28.	What are the responsibilities of Provident Financial Services under the Plan?

Provident Financial Services, and the Plan Administrator in administering the Plan, will not be liable for any act done in good faith or for the good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or judicially declared incompetence or with respect to the prices at which shares are purchased for the participant’s account, and the times that such purchases are made, with respect to any loss or fluctuation in the market value after purchase of shares, or with respect to any sales of shares of common stock made under the Plan on behalf of the participant.

29.	Who bears the risk of market price fluctuations in the shares of common stock?

A participant’s investment in shares acquired under the Plan is no different from direct investment in shares of common stock of Provident Financial Services. The participant bears the risk of loss and realizes the benefits of any gain from market price changes with respect to all such shares held in the Plan, or otherwise. Neither Provident Financial Services nor the Plan Administrator makes any representations with respect to the future value of the shares of Provident Financial Services common stock purchased under the Plan. The participant should recognize that Provident Financial Services, the Plan Administrator and related parties cannot assure the participant of realizing any profits or protect the participant against a loss related to investment in the shares of Provident Financial Services common stock purchased or sold under the Plan. The shares of common stock purchased in accordance with the Plan do not constitute savings accounts or deposits issued by a savings institution or bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

30.	May the Plan be changed or discontinued?

The Plan may be amended, suspended, modified or terminated at any time by our Board of Directors without the approval of the participants. Thirty (30) calendar days notice of any suspension, termination or amendment or modification that would have a material adverse effect on the participants’ rights under the Plan will be sent to all participants, who shall at all times have the right to withdraw from the Plan.

Provident Financial Services or the Plan Administrator may terminate a stockholder’s individual participation in the Plan at any time by written notice to the stockholder. In such event, the Plan Administrator will request instructions from the participant for disposition of the shares in the account. If the Plan Administrator does not receive instructions from the participant, it will send the participant a certificate for the number of whole shares held for the participant under the Plan and a check for any fractional share.

PLAN OF DISTRIBUTION

Except to the extent the Plan Administrator purchases our common stock in market transactions, the common stock acquired under the Plan will be sold directly by us through the Plan. As stated elsewhere in this Plan, you will not pay any brokerage fees or commissions for securities purchased on the open market or otherwise under the Plan. Instead, we will pay these fees to the Administrator. Certain fees apply to participants in the Plan, which are set forth in Question 16.

Persons who acquire shares of our common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased.

Our common stock may not be available under the Plan in all states or jurisdictions. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our common stock or other securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

USE OF PROCEEDS

To the extent shares of common stock used to fund the Dividend Reinvestment and Stock Purchase Plan are purchased on the open market, there will be no proceeds to us from the purchase of shares. The net proceeds to us from the sale of newly issued shares of common stock (or from treasury shares) issued under the Plan will be used for general corporate purposes, which may include investments at the holding company level, investments in or extensions of credit to our banking subsidiary and possible acquisitions. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and availability of other funds.

CERTAIN LEGAL MATTERS

Luse Gorman Pomerenk & Schick LLP will pass upon certain legal matters in connection with the securities. Luse Gorman Pomerenk & Schick LLP has from time to time acted as counsel for us and our subsidiaries and affiliates and may do so in the future.

EXPERTS

The consolidated financial statements of Provident Financial Services, Inc. and subsidiary as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, included in our Annual Report on Form 10-K for the year ended December 31, 2010, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the aforementioned consolidated financial statements refers to the Company’s adoption, as of April 1, 2009, of new accounting requirements issued by the Financial Accounting Standards Board related to the method of evaluating other-than-temporary impairments of debt securities.

2011 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

PROVIDENT FINANCIAL SERVICES, INC.

1,000,000 Shares

Common Stock,

Par Value $0.01 Per Share

PROSPECTUS

Dated: May 5, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the expenses expected to be incurred in connection with the registration of the securities described in this Registration Statement.

Commission Registration Fee	$1,000
Legal fees and expenses	5,000
Accounting fees and expenses	2,500
Printing and engraving expenses	2,000
Transfer agent fees and expenses	2,000
Miscellaneous	1,000

Total Expenses	$13,500

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) he shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made by the corporation only as authorized in each specific case by the corporation upon a determination that indemnification of the present or former director, officer, employee or agent is proper because such person has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, a majority vote of disinterested directors, a committee of disinterested directors or by independent legal counsel in a written opinion, if there are no such directors, or if no such directors so direct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him against such liability under Section 145. The Corporation maintains a standard policy of officers’ and directors’ insurance.

Articles TENTH and ELEVENTH of the Certificate of Incorporation of Provident Financial Services, Inc. sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a

“proceeding”), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

Item 16.	Exhibits

See Index to Exhibits preceding the Exhibits included as part of this Registration Statement.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(5) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jersey City, State of New Jersey, on May 5, 2011.

PROVIDENT FINANCIAL SERVICES, INC.

By:	/s/ John F. Kuntz
John F. Kuntz Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John F. Kuntz and Leonard G. Gleason his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Martin Christopher Martin	Chairman, President, and Chief Executive Officer (Principal Executive Officer)	May 5, 2011

/s/ Thomas M. Lyons Thomas M. Lyons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 5, 2011

/s/ Frank S. Muzio Frank S. Muzio	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 5, 2011

/s/ Thomas W. Berry Thomas W. Berry	Director	May 5, 2011

/s/ Laura L. Brooks Laura L. Brooks	Director	May 5, 2011

Signature	Title	Date

/s/ Geoffrey M. Connor Geoffrey M. Connor	Director	May 5, 2011

/s/ Frank L. Fekete Frank L. Fekete	Director	May 5, 2011

/s/ Terence Gallagher Terence Gallagher	Director	May 5, 2011

/s/ Carlos Hernandez Carlos Hernandez	Director	May 5, 2011

/s/ Thomas B. Hogan Jr. Thomas B. Hogan Jr.	Director	May 5, 2011

/s/ Katharine Laud Katharine Laud	Director	May 5, 2011

/s/ Edward O’Donnell Edward O’Donnell	Director	May 5, 2011

/s/ Jeffries Shein Jeffries Shein	Director	May 5, 2011

INDEX TO EXHIBITS

The following is an index of all exhibits filed as part of this Registration Statement.

Exhibit Number

5.1	Opinion of Luse Gorman Pomerenk & Schick, P.C.

10.1	Provident Financial Services, Inc. 2011 Dividend Reinvestment and Stock Purchase Plan (see the prospectus included in Part I of this registration statement)

23.1	Consent of KPMG LLP

23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 5.1)

24.1	Power of Attorney (contained on signature page of the filing)